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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      -------------------------------------
                                    FORM 8-K
                      -------------------------------------

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          March 16, 1999
                                                          --------------


                                LEAR CORPORATION
             (Exact name of registrant as specified in its charter)


         Delaware                          1-11311             13-3386776
--------------------------------    -------------------   -------------------
(State or other jurisdiction of          (Commission       (I.R.S. Employer
incorporation or organization)           File Number)      Identification No.)


        21557 Telegraph Road
        Southfield, Michigan                                  48086-5008
-------------------------------------------------------  ---------------------
(Address of principal executive offices)                      (zip code)


                                 (248) 447-1500
            ---------------------------------------------------------
                          (Telephone number, including
                        area code, of agent for service)


                                    No Change
            --------------------------------------------------------
                         (Former name or former address,
                          if changes since last report)


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ITEM 5. OTHER EVENTS.

        On March 16, 1999, Lear Corporation entered into a definitive purchase agreement to acquire UT Automotive, Inc., a wholly-owned subsidiary of United Technologies Corporation, for approximately $2.3 billion. UT Automotive is a leading supplier of electrical, electronic, motor, and interior products and systems to the global automotive industry. Headquartered in Dearborn, Michigan, UT Automotive has annual sales of approximately $3 billion, 44,000 employees and 90 facilities located in 18 countries. Consummation of the acquisition is contingent upon expiration or termination of any applicable waiting periods under the federal Hart-Scott-Rodino Antitrust Improvements Act.

        The foregoing description of the transaction is qualified in its entirety by reference to the Stock Purchase Agreement, dated as of March 16, 1999, by and between Nevada Bond Investment Corp. II and Lear Corporation, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        C.  Exhibits

               99.1 Stock Purchase Agreement dated as of March 16, 1999 by and between Nevada Bond Investment Corp. II and Lear
                    Corporation.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                      LEAR CORPORATION

                                                      /s/ Donald J. Stebbins
                                                      -------------------------
                                                      Donald J. Stebbins
                                                      Senior Vice President and
                                                      Chief Financial Officer

March 19,1999




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                                 Exhibit Index
                                 -------------


Exhibit No.                   Description
-----------                   -----------
  99.1                        Stock Purchase Agreement